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                                                                       EXHIBIT 3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 26, 2004 on the consolidated financial statements of Magna International Inc. as at December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, in connection with the Annual Report on Form 40-F of Magna International Inc. for the year ended December 31, 2003.



Toronto, Canada                                            /s/ Ernst & Young LLP
May 17, 2004                                               Chartered Accountants